Exhibit 770
Kemper Technology Fund
Form N-SAR for the period ended 10/31/98
File No. 811-0547
Kemper Technology Fund



Offering Date: 8/17/98
Description of Security: Entrust
Technologies, Inc.
Total Amount of Underwriting: 6,213,334
Shares
Name of Fund: Kemper Technology Fund
Amount Purchased: 70,000 Shares
Affiliate That Participated in
Underwriting: Gruntal and Co.
Amount Purchased 25% Limit*: 1.4%


Purchased From: Goldman, Sachs & Co.
Underwriting syndicates members: Goldman,
Sachs & Co., Donaldson, Lufkin & Jenrette
Securities Corp., NationsBanc Montgomery
Securities, Inc., Warburg Dillon Read LLC,
BancAmerica Robertson Stephens, Hambrecht &
Quist LLC, Merrill Lynch, Pierce, Fenner &
Smith, Nesbitt Burns Securities Inc., RBC
Dominion Securities Corporation, Scotia
Capital Markets Inc., Dain Rauscher
Wessels, First Albany Corporation, Edward
D. Jones & Co., SoundView Financial Group,
Inc., Stephens Inc.



* The amount purchased may not be greater than 25% of the total principal amount of an issue. Percentage applies to all Funds purchasing shares.